Exhibit 5.1

October 16, 2026

Powerus Corporation

885 Paragon Way

Rock Hill, South Carolina 29730

Ladies and Gentlemen:

We have acted as Nevada counsel to Powerus Corporation, a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof (as amended, the “Registration Statement”). The Registration Statement includes a base prospectus (the “Prospectus”) relating to (i) the offer and sale by the Company, from time to time in one or more offerings, of up to $250,000,000 in aggregate offering price of the Company’s common stock, par value $0.001 per share (the “Common Stock”), preferred stock, par value $0.001 per share (the “Preferred Stock”), debt securities, depositary certificates, warrants and units, as described in the Prospectus and as will be described in one or more supplements thereto (each, a “Prospectus Supplement”), and (ii) the resale from time to time by the selling stockholders named in the Prospectus (the “Selling Stockholders”) of up to 7,409,209 shares of Common Stock, consisting of 2,359,667 shares of Common Stock currently outstanding (the “Outstanding Shares”) and 5,049,542 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of pre-funded warrants held by the Selling Stockholders (the “Pre-Funded Warrants”).

This opinion covers (a) the shares of Common Stock (the “Primary Common Shares”) and the shares of Preferred Stock (the “Preferred Shares”) that may be issued and sold by the Company pursuant to the Registration Statement, including shares of Common Stock that may be issued upon the conversion, exchange or exercise of other securities registered thereunder; (b) the Outstanding Shares; and (c) the Warrant Shares (the Primary Common Shares, the Preferred Shares, the Outstanding Shares and the Warrant Shares, collectively, the “Shares”). We express no opinion herein as to the debt securities, depositary certificates, warrants or units that may be offered pursuant to the Registration Statement, the validity and binding effect of which, to the extent required, will be addressed in a separate opinion filed by post-effective amendment to the Registration Statement or by a Current Report on Form 8-K incorporated by reference therein.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act (17 C.F.R. § 229.601(b)(5)) in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than the opinions expressly set forth below.

In arriving at the opinions expressed below, we have examined and relied on the following documents: (a) the Amended and Restated Articles of Incorporation of the Company, as amended; (b) the Amended and Restated Bylaws of the Company; (c) the consents of the Board of Directors of the Company provided to us approving the filing of the Registration Statement, the issuance of the Outstanding Shares, the Pre-Funded Warrants and the Warrant Shares, and the registration of the Shares; (d) the Pre-Funded Warrants, the securities purchase agreement and registration rights agreement entered into in connection with the private placement that closed on March 10, 2026, and the Amended and Restated Exchange Agreement dated May 27, 2026; and (e) the Officer’s Certificate provided to us by the Company, in which we have assumed the truthfulness and validity of such representations contained therein.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

We have assumed for purposes of this opinion that: (a) the genuineness and authenticity of all signatures on original documents; (b) the accuracy and completeness of all documents delivered to us and the authenticity of all documents submitted to us as originals; (c) the conformity to originals of all documents submitted to us as copies; (d) the accuracy, completeness and authenticity of certificates of public officials; (e) the legal capacity of all natural persons; and (f) the due authorization, execution and delivery of all documents by parties other than the Company. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

With respect to the Primary Common Shares and the Preferred Shares, we have further assumed that, at or prior to the time of issuance: (i) the Registration Statement will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded; (ii) an appropriate Prospectus Supplement describing such Shares will have been prepared and filed with the Commission; (iii) the Board of Directors of the Company, or a duly authorized committee thereof, will have taken all necessary corporate action to approve the issuance and terms of such Shares, including, in the case of any Preferred Shares, the adoption and filing with the Nevada Secretary of State of a certificate of designation in accordance with NRS 78.1955; (iv) such Shares will be issued for consideration not less than the par value thereof and as determined by the Board of Directors; and (v) the number of such Shares to be issued, together with all other shares of Common Stock or Preferred Stock, as applicable, then issued and outstanding or reserved for issuance, will not exceed the 800,000,000 shares of Common Stock or the 50,000,000 shares of Preferred Stock (of which 20,000,000 shares have been designated as Series A Preferred Stock), as applicable, authorized under the Amended and Restated Articles of Incorporation of the Company.

We are opining herein as to Chapter 78 of the Nevada Revised Statutes, as amended, and applicable provisions of the Nevada Constitution. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that: (1) the Primary Common Shares and the Preferred Shares, when issued and delivered against payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, the resolutions of the Board of Directors of the Company, the Registration Statement and the applicable Prospectus Supplement, will be duly authorized, validly issued, fully paid and non-assessable; (2) the Outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable; and (3) the Warrant Shares have been duly authorized for issuance and, when issued and delivered upon exercise of the Pre-Funded Warrants, including payment of the exercise price therefor, in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

The foregoing opinion is qualified to the extent that the enforceability of any document or instrument may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We expressly disavow any obligation to advise you with respect to future changes in law or in our knowledge or as to any event or change of condition occurring subsequent to the date of this letter. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Holland & Hart LLP

Holland & Hart LLP